                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            INTERNET RECREATION, INC.

            (State or jurisdiction of incorporation or organization)
                                     Florida

              (Primary Std. Industrial Classification Code Number)

                            (IRS Employer ID Number)
                                   65-093-9305

          (Address and telephone number of principal executive offices)
                              19489 Colorado Circle
                            Boca Raton, Florida 33434
                                 (561) 470-9972

 (Address of principal place of business or intended principal place of business)
                              19489 Colorado Circle
                            Boca Raton, Florida 33434

            (Name, address and telephone number of agent for service)
     -----------------------------------------------------------------------
                              Brenda Hamilton, Esq.
                        555 S. Federal Highway, Suite 270
                            Boca Raton, Florida 33432
                                 (561) 416-8956

          201,000 SHARES ARE BEING OFFERED BY SELLING SECURITY HOLDERS

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE (1)(2)
     -----------------------------------------------------------------------
 Title of Each        Amount     Proposed      Proposed        Amount of
     Class of          Being     Maximum       Maximum        Registration
 Securities to be     Offered    Offering      Aggregate          Fee
    Registered                                 Price per       Offering
                                               Share(1)(2)     Price(1)(2)

    Common            201,000                                     $12.13

Total Registration Fee:                                           $12.13

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Selling shareholders hold all of the shares that we are registering. These shares will be sold at negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 21, 2001

     Our current shareholders are offering 201,000 shares of our common stock.

     Our common stock is not now listed on the Over-the-Counter Bulletin Board or any national securities exchange or the NASDAQ stock market.

     The selling shares holders may offer their shares at any price. We will pay all expenses of registering the securities.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY
PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
BEGINNING ON PAGE 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

                                        3

           The date of this preliminary prospectus is August 21, 2001
       ------------------------------------------------------------------

                                        Offering Information

                                       TOTAL         PER SHARE
                                      --------      -----------
Estimated offering expenses (1)        $0.00           $0.00

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

           The date of this preliminary prospectus is August 21, 2001

                                TABLE OF CONTENTS
                                                                            Page

PART I - INFORMATION REQUIRED IN PROSPECTUS
ITEM 1.  Front of Registration Statement and Outside Front Cover of

                  Our poor financial condition raises substantial doubt
                  about our ability to continue as a going concern; you
                  will be unable to determine whether we will ever
                  become profitable...........................................12

                  We are a development stage company in the business of
                  retailing children's products through third party Internet retailers and we have a limited operating history;
                  accordingly, you will be unable to evaluate whether our
                  Internet based business will be successful..................12

                  We have never been profitable; we may never become
                  profitable which subjects you to the risk of loss on your
                  investment..................................................13

                  If we are successful in obtaining adequate funding for our operations, we may be unable to implement our plan of
                  operations or our business plan, in which case you will
                  likely lose your entire investment..........................13

                  Because our management has no relevant experience or
                  background in or related to our business, we may be unable to develop profitable operations............................14

                  Our management currently devotes limited time to our
                  business and may continue to do so in future, which may
                  negatively impact upon our plan of operations, implementation of our business plan, and our potential profitability.......15

                  Our business is solely dependent upon establishing
                  relationships with third party link retailers of children's products; accordingly, if our third party link retailers are unsuccessful in selling their products, our revenues will not increase and our losses will accumulate.....................15

                  Because our current business is primarily composed of links to other retailers of children's products, we may experience a poor customer retention rate.............................15

                  If we fail to institute methods of retaining first time
                  users to our services, our revenues will be adversely
                  affected....................................................16

                  We will rely upon a third party for the development and
                  maintenance of our technological components; any failures
                  on the part of our third party providers may negatively
                  impact our Internet connections and the security and
                  integrity of our software and accounting....................16

                  We have only one planned method of promoting our website;
                  if this method is inadequate, we will have to adopt new
                  methods of promoting our website, which may increase our
                  costs.......................................................16

                  Our agreements with Commission Junction and Link Share
                  may be terminated at any  time; if any of these agreements are terminated by either Commission Junction or Link Share, we will be required to seek other agreements with affiliate marketing companies, which may cause substantial delays
                  in our operations and negatively affect our revenues........17

                  Our vulnerability to security breaches, glitches and other computer failures, could negatively affect our ability to
                  broaden our customer base and promote our brand name........17

                  Our lack of an established brand name could negatively
                  impact our ability to effectively compete in the infant
                  and children Internet retail business.......................18

                  Our revenue is largely dependent upon payout rates
                  negotiated between Commission Junction or Link Share and
                  their merchants; accordingly, we lack control over our
                  revenue structure that may negatively impact our
                  our ability to generate revenues............................18

                  Due to the nature of our agreements with our product
                  venders, our revenues may be delayed up to several months
                  that may negatively affect cash flow for our operations.....18

                  Our business is dependent upon the customer service and
                  product quality of our third party linked retailers of
                  children's products; accordingly, our lack of control over these aspects may negatively impact our brand name..........18

                  Our ability to promote our retailer links, or our products sold by our retail links is limited, which may negatively
                  impact our ability to attract our visitors to linked
                  merchants...................................................18

                  Our revenue is largely dependent upon the accounting
                  functions of Commission Junction and Link Share; if we fail to maintain a system of checks and balances regarding
                  transactions with linked retailers, we may fail to detect
                  errors in our compensation which may negatively impact upon our ability to generate revenues............................19

                  Because we do not currently sell products that we purchase directly from manufacturers, we have no ability to mark-up products; accordingly, our ability to accumulate revenues
                  is less than our competitors................................19

                  We face significant competition, including competition from our links to marketers of children's products, which may
                  negatively impact our revenues..............................19

                  If we are unable to obtain a trademark for
                  personalizedkidsstuff.com, we may be unable to develop
                  our brand name..............................................19

                  Because our common stock is considered a penny stock, any
                  investment in our common stock is considered to be a
                  high-risk investment and is subject to restrictions on
                  marketability; you may be unable to sell your shares........20

                  Because there is no public market for our common stock,
                  you may be unable to sell your investment in our common
                  stock.......................................................20

                  If our common stock becomes tradable on the Over-the-Counter
                  Bulletin Board, sales of our common stock by selling
                  shareholders could reduce the price of our common stock
                  and decrease the public interest in our common stock........21

                  Issuance of our preferred stock could depress the market
                  value of your investment and have a potential anti-takeover effect......................................................21

                  Because our principal stockholders retain control over a
                  majority of the issued and outstanding shares, you will be limited in your ability to affect change in how we do
                  business....................................................21

                  Because we have never paid dividends, you should exercise

  ITEM 23. Changes In and Disagreements With Accountants on
           Accounting and Financial Disclosure................................50
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.   SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

     This prospectus contains statements about our future business operations that involve risks and uncertainties. Our actual results could differ significantly from our anticipated future operations, as  a result of many factors, including those identified under the "Risk Factors" section of this prospectus beginning on page 12. The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements section beginning on page 43, prior to making an investment decision.

                              HOW WE ARE ORGANIZED
     We were incorporated in the State of Florida on September 9, 1999. We were formed as a Florida corporation to sell children's products on the Internet. We are a development stage company. We are authorized to issue 100,000,000 shares of common stock of which 9,626,000 shares are issued and outstanding. We are authorized to issue 100,000,000 shares of preferred stock of which no shares are issued and outstanding.

                              WHERE YOU CAN FIND US
Our principal executive offices are located at 19489 Colorado Circle, Boca
Raton, Florida 33434. Our telephone number is (561) 470-9972.

                               ABOUT OUR BUSINESS
         We own and operate a website at www.personalizedkidsstuff.com that currently consists of links to third party Internet retailers. These linked retailers offer and sell children's products through which we will receive commissions as a result of links to these retailers through our website.  We do not have any agreements or arrangements which would enable us to purchase children's products directly from manufacturers. In addition, we do not currently accept purchase orders on our website. Accordingly, sales of merchandise occurring through contact with our website are conducted solely through our links with Internetretailers of children's products.  We plan to receive our revenues primarily from commissions on sales we receive from our linked retailers; however, we may also receive nominal revenue from leads and clicks to our linked retailer sites. We have had limited operations, no revenues, and we have sustained losses since our inception.

         In April 2001, we established our website at
www.personalizedkidsstuff.com.  In April and May 2001, we established agreements with two affiliate marketing companies, Commission Junction and Link Share, both companies which have affiliate merchant agreements with thousands of Internet retailers.  Through our agreements with Commission Junction and Link Share, we established links with various Internet retailers of children's products. We applied for trademark protection of the name, personalizedkidsstuff.com, with the United States Patent and Trademark office on July 2, 2001.

         Over the next twelve months, we  plan to develop:
                o   Third party products for sale on our website under third
                    party brand names;
                o   Our own line of products with the personalized kidsstuff
                    brand name;
                o   Sell advertising on our website;
                o   Advertise in local publications located in small communities across the United States;
                o   Establish agreements with other Internet retailers of
                    children's products;
                o   Establish agreements with other Affiliate Merchant Programs;
                o   Add additional content to our website and enhance our
                    website graphics;
                o   Write articles on various topics of interest to children and parents;
                o   Negotiate with retailers to provide coupons or other
                    incentives to be offered at our site for purchase of
                    products from such retailers;
                o   Establish purchase agreements with wholesalers of children's products;
                o   Hire consultants in the Internet and marketing field to
                    assist us in our marketing plan; and
                o   Advertise in national magazines

The time and cost involved to accomplish each of these milestones will vary.
There are no assurances that we will have sufficient funds to accomplish these objectives or otherwise develop our business plans.

THE OFFERING:
     As of the date of this prospectus, we had 9,626,000 shares of common stock outstanding and no shares of preferred stock outstanding.  This offering is comprised entirely of shares of our common stock held by our selling sharesholders.

     Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale by the selling shareholders of their securities.
We anticipate offering expenses of approximately $3,526. We may borrow funds from our management or others to pay the offering expenses.

OUR FINANCIAL SUMMARY:
     Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should also carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

--------------------------- ------------------------- -------------------------
         STATEMENT OF              PERIOD FROM                 PERIOD FROM
         OPERATIONS           5/31/1999 to 5/31/2000      5/31/2000 to 5/31/2001
--------------------------- ------------------------- -------------------------
Net Sales                            $0                         $0
--------------------------- ------------------------- -------------------------
Cost of Sales                        $0                         $0
--------------------------- ------------------------- -------------------------
Gross Profit                         $0                         $0
--------------------------- ------------------------- -------------------------
Operating Expenses            $1,754.00                         $0
--------------------------- ------------------------- -------------------------
Loss from Operations         $[1,754.00]                        $0
--------------------------- ------------------------- -------------------------
Other Expenses, Net                  $0                         $0
--------------------------- ------------------------- -------------------------
Net Loss                     $[1,754.00]                        $0
--------------------------- ------------------------- -------------------------
Net Loss per Common Share       $(0.001)                        $0
--------------------------- ------------------------- -------------------------

                                       10

                            BALANCE SHEET AT 5/31/01

----------------------------------- -----------------------------------
                                                ASSETS
-----------------------------------------------------------------------
Total Current Assets                          $3,779.00
----------------------------------- -----------------------------------
Other Assets                                         $0
----------------------------------- -----------------------------------
Total Assets                                  $3,779.00
---------------------------------- -----------------------------------
                   LIABILITIES & STOCKHOLDER'S EQUITY
-----------------------------------------------------------------------
Current Liabilities:
-----------------------------------------------------------------------
Accounts Payable & Accrued
 Liabilities                                        $0
----------------------------------- -----------------------------------
Note Payable - Current
Portion                                             $0
----------------------------------- -----------------------------------
Note Payable to Stockholder                         $0
----------------------------------- -----------------------------------
Deferred revenue                                    $0
----------------------------------- -----------------------------------
Total Current Liabilities                           $0
----------------------------------- -----------------------------------
Long Term Liabilities:                              $0
-----------------------------------------------------------------------
Note Payable - Net of
Current Portion                                     $0
---------------------------------- -----------------------------------
Total Liabilities                                   $0
----------------------------------- -----------------------------------
Total Stockholder's Equity                      $3,779
----------------------------------- -----------------------------------
Total Liabilities and
Stockholder Equity                              $3,779

                                       11

                                  RISK FACTORS

                             DEVELOPMENT STAGE RISKS

Our poor financial condition raises substantial doubt about our ability to continue as a going concern; you will be unable to determine whether we will ever become profitable.
     We are a development stage company with no revenues through May 31, 2001.
From our inception to May 31, 2001, we incurred operating losses of $2,679.00 and had a working capital of $3,779.00. In addition, as of May 31, 2000, we had only $3,779.00 of current assets, only $3,779.00 of which is cash.  Our current cash resources of $3,779.00 is insufficient to satisfy our cash requirements for a period of twelve months; accordingly, there are no assurances that our cash and revenues will be sufficient to satisfy anticipated capital expenditures of
$10,000, over the next twelve months. Our ability to continue as a going concern is dependent on our ability to obtain financing for our prospective operations and implement our business plan; however, there is no assurance that such financing will be available. As such, there is substantial doubt about our ability to continue as a going concern over the next twelve months. We anticipate that we will experience continued losses, even if we obtain financing or obtain commissions on sales through links with other Internet retailer. Our poor financial condition could adversely affect our ability to advertise, further develop our website, and develop other possible revenue sources, such as direct sales of merchandise on our website.  Because we are currently operating at a substantial loss, with a limited operating history and no reliable revenue source, an investor cannot determine if we will ever become profitable.

We are a development stage company in the business of retailing children's products through third party Internet retailers and we have a limited operating history; accordingly, you will be unable to evaluate whether our Internet based business will be successful.
          Our business has consisted only of the development of our website and establishing agreements with Commission Junction and Link Share through which we have established  links with Internet based retailers of children's products. As of the date of this registration statement, we do not have any revenues. You must consider the risks and difficulties frequently encountered  by development stage companies, particularly companies  that are in the business of retailing children's products through links with Internet retailers. Accordingly, you must consider whether we will be able to overcome the following challenges:
        o   Whether we can establish a presence as an Internet retailer operating through retailer links;
        o   Whether the Internet retailers with which we have established links will generate sales of their products as a result of links with our website;
        o   Dependence on our commission based alliances with other companies as our primary revenue source;
        o   Sale of children's products over the Internet that has only limited market acceptance;
        o   Whether we are able to compete effectively against established websites that directly sell the same type of products we offer through linked retailers;

                                       11

        o   Whether we are able to complete effectively against brick and mortal retail establishments that sell the same type of products we offer through linked retailers;
        o   Our ability to generate sufficient revenues to offset the
            substantial costs pertaining to advertising and enhancing our website operations; and
        o   Our ability to attract and retain customers despite traditionally high attrition rates among Internet-related start-ups.

           Because significant up-front advertising, sales, and other expenses are required to develop and expand sale of products through our website, we anticipate that we may incur losses until revenues are sufficient to cover our operating costs. Future losses are likely before our operations become profitable. As a result of our limited operating history, you will have no basis upon which to accurately forecast our:
                o   Total Revenues;
                o   Gross and operating margins; and
                o   Labor costs

         Accordingly, you have no basis upon which to judge our ability to develop our business and you will be unable to forecast our future growth.

We have never been profitable; we may never become profitable which subjects you to the risk of loss on your investment.
          We have incurred $2,679.00 of losses for the period ended since inception May 31, 2001. As we attempt to enhance our website, advertise our products and website, and develop a direct product line to be offered over our website, we will be subject to inordinate expenses. These expenses may lead to additional losses. In addition, we will be subject to additional expenses as we expand our marketing efforts that may lead to additional losses. There are no assurances that we will achieve or sustain profitability in the future.

If we are successful in obtaining adequate funding for our operations, we may be unable to implement our plan of operations or our business plan, in which case you will likely lose your entire investment.
          Implementation of our plan of operations is dependent upon receiving financing. Although we believe that our current cash of $3,779.00 will be sufficient to conduct our operations for a period of 6 months, there are no assurances that this amount of funds will be sufficient to implement our plan of operations. The only possible source of funding we now have available consists of possible loans from our president/director or our other director.  There are no assurances that our president or our other director will be able to provide financing to us. Even if our president or our other director is financially able to provide financing to us, we have no agreements with them under which they would be obligated to do so. Accordingly, we may have to seek financing from outside sources.

                                       13

         Accordingly, we may need additional financing through traditional bank financing or a debt or equity offering, which is subject to the following risks:

        o   Because we are a development stage company with no operations and a poor financial condition, financial institutions or investors may be reluctant to provide us with financing;
        o   We may only receive a nominal amount of our desired financing which would be inadequate to implement our plan of operations or our business plan;
        o   There can be no assurance that such financing will be available on commercially reasonable terms or that a financial institution will extend financing to us;
        o   If future financing is not available, when needed, we may be forced to cease our operations;
        o   Additional financing may result in dilution to existing and future equity holders; and
        o   If we issue debt instruments, we will be subject to increased debt obligations that will impose a greater financial strain upon our operations.

If we are unable to obtain needed financing, we will have to curtail or cease our operations, which will negatively impact the value of your investment or the loss of your entire investment.

               RISKS UNIQUE TO OUR BUSINESS AND PLAN OF OPERATIONS

Because our management has no relevant experience or background in or related to our business, we may be unable to develop profitable operations.
          Our management has no experience in:
        o   Operating or managing any business, including a marketing based business;
        o   Retailing children's products;
        o   The Internet or in retailing merchandise over the Internet; and
        o   Establishing a retail establishment through links with Internet retailers.

     Because our management has no experience in these areas, we may be unable to compete effectively against companies that have experienced management.
Accordingly, unless management has the financial resources to hire qualified
Internet consultants, as well as marketing and merchandising professionals, the presentation, marketing, transactional, and technical aspects of our website based business may suffer, in which case we may be unable to develop profitable operations.

                                       14

Our management currently devotes limited time to our business and may continue to do so in future, which may negatively impact upon our plan of operations, implementation of our business plan, and our potential profitability.
          We currently have no full-time employees. Our president, Cathy
Williamson, is employed elsewhere on a full-time basis and now spends only approximately 10 hours per week to implement our plan of operations.  Our other
Director, Patty Hackler, who is also our Director of Website Operations, is a full-time homemaker and only spends approximately 20 hours per week on our business.  Our president/director  and other director may continue to spend limited time on our business in the future.  The limited amount of time management currently devotes to our business activities as well as in the future may be inadequate to implement our plan of operations and develop a profitable business.

Our business is solely dependent upon establishing relationships with third party link retailers of children's products; accordingly, if our third party link retailers are unsuccessful in selling their products, our revenues will not increase and our losses will accumulate.
              Our ability to develop and expand our business is dependent upon the quantity of sales by our third party linked retailers.  To date, our third party linked retailers have not sold any products through links with our website.  Accordingly, we have received no commissions.  The retailing of children's products through the Internet and particularly through Internet links is a relatively new form of marketing that has only achieved limited market acceptance.  Many users of children's products have limited experience on the
Internet and are reluctant to use the Internet to purchase these products, especially when such purchases involve additional steps of linking with other retail sites. Many users of children products prefer visiting brick and mortar retail establishments where they can personally see, test and feel their potential product purchases. Accordingly, there are no assurances that we will be successful in generating revenues through commissions from the sale of products through third party Internet retailers.

Because our current business is primarily composed of links to other retailers of children's products, we may experience a poor customer retention rate.
         Our business is exclusively composed of links to other websites that retail children's products, established through our agreements with Commission
Junction and Link Share. Because first time purchasers of products purchased at our linked sites will discover that they can purchase products directly through our linked websites or elsewhere, rather than  through our website, they may never utilize our website again.  Instead these purchasers may seek direct access to our linked websites or to other websites through which they can purchase the same products.  In addition, visitors to our website may perceive our website to be too cumbersome, as a result of additional steps involved in connecting with our linked retailers. Accordingly, these visitors may never again use our website.

                                       15

If we fail to institute methods of retaining first time users to our services, our revenues will be adversely affected.
         Because first time users of our website may never revisit our website or otherwise utilize our services, we must institute methods of retaining first time users to become profitable. For instance, we plan to advertise in baby and children's magazines; however, many of our competitors have advertising budgets that far exceed the amount of funds that we have allocated for this purpose. In addition, we plan to establish agreements with wholesalers of children's products, however, there are no assurances that wholesalers will establish agreements with our development stage company that has little operating history.
In addition, there are no assurances that these and other planned methods will be successful in retaining first time users.  Accordingly, we may have to implement new methods of retaining first time users that will cause substantial delays in our operations and may lead to additional costs to our operations.  If we fail to implement effective  methods of retaining first time users, we will be unable to become profitable.

We will rely upon a third party for the development and maintenance of our technological components; any failures on the part of our third party providers may negatively impact our Internet connections and the security and integrity of our software and accounting.
          We will rely on a third party to maintain, house and operate the
Internet server that hosts our website. Although our agreement with the third party server includes a service agreement, in the event of any technical failures, there is no assurance that the third party will comply with the terms of the service agreement. Any service interruptions resulting from failures by our third party maintenance provider would have a negative impact on confidence in our services and development of our brand name recognition.

We have only one planned method of promoting our website; if this method is inadequate, we will have to adopt new methods of promoting our website, which may increase our costs.
         We plan to promote our website by advertising in children's magazines.
There are no assurances that our advertising method will be an effective means by which to attract customers to our form of advertising. First, our initial advertising will initially be limited to advertising in small community publications; however, our potential exposure to this audience may be too limited to generate interest in our website.  Second, there are no assurances that we will have sufficient capital to later advertise in national publications. If these and other planned methods of attracting customers are ineffective, we will be forced to develop new methods of promoting our business, which will increase our costs of conducting business.

                                       16

Our agreements with Commission Junction and Link Share may be terminated at any  time; if any of these agreements are terminated by either Commission
Junction or Link Share, we will be required to seek other agreements with affiliate marketing companies, which may cause substantial delays in our operations and negatively affect our revenues.
         Our agreements with Commission Junction and Link Share may be terminated by these companies at any time for a variety of reasons specified in our agreements with these companies.  For instance, our agreement with
Commission Junction specifies that our agreement may be terminated at any time based upon:
        o   What Commission Junction deems inappropriate and or to violate reasonable Internet business standards;
        o   Placing any links to a Merchant's website or website content in newsgroups, message boards, unsolicited e-mail, spam, banner network or through similar Internet resources; and
        o   Breach of the licensing provisions of the agreement.

     Although we have no intention to violate these agreement terms or terms contained in our agreements with Link Share, there are no assurances that our actions will not  be interpreted as having violated agreements with these companies.  Our establishment of links with Internet retailers of children's products through Commission Junction and Link Share, and possibly others, is essential to our operations because we now have no other methods of generating revenues through the Internet. Accordingly, if these agreements are terminated and we fail to find companies to replace these services, we may experience substantial delays in our operations until such time that we find suitable replacements to provide such services, and our revenues will be negatively affected

Our vulnerability to security breaches, glitches and other computer failures, could negatively affect our ability to broaden our customer base and promote our brand name.
         The secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security  measures could misappropriate proprietary information or cause interruptions in our operations. If we are unable to prevent unauthorized access to our user's information and transactions, the computer component of our business could be harmed. Although we intend to implement industry-standard security measures, we cannot assure that these measures will prevent future security breaches. Because our software and services are dependent upon the integrity of software and hardware systems we obtain from third parties, security breaches in these systems could materially adversely affect our business.

Our lack of an established brand name could negatively impact our ability to effectively compete in the infant and children Internet retail business.
         Our ability to compete with companies with greater resources will depend on our ability to promote our brand name.  Presently, we do not have an

                                       17

established brand name or reputation to successfully compete against other
Internet retailers marketing children's products. Presently, we do not have fully approved trademarks or service marks that would protect our brand name.  Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively.

Our revenue is largely dependent upon payout rates negotiated between Commission
Junction or Link Share and their merchants; accordingly, we lack control over our revenue structure that may negatively impact our ability to generate revenues.
         Because Commission Junction and Link Share negotiate the commission payout rates we receive from their affiliate retail merchants, we have no control over the commission percentages that we will receive.  Our agreements with Commission Junction and Link Share prohibit us from negotiating with affiliate merchants for better payout rates. Accordingly, our lack of control over the commissions that we receive from our linked retailers which limits our ability to generate revenues.

Due to the nature of our agreements with our product venders, our revenues may be delayed up to several months that may negatively affect cash flow for our operations.
         Our revenues are contingent upon our agreements with Commission
Junction and Link Share. In turn, Commission Junction and Link Share have agreements with our linked Internet retailers.  These agreements may provide for varying payment schedules to us. Accordingly, because our revenues will fluctuate over time, and are unpredictable, there are no assurances that our revenues will be sufficient to conduct our operations.

Our business is dependent upon the customer service and product quality of our third party linked retailers of children's products; accordingly, our lack of control over these aspects may negatively impact our brand name.
         Because we only operate our business through linked retailers, we have no control over the customer service, shipping procedures,  or product quality we provide to our customers.  Although we seek to affiliate with companies that provide quality products, superior customer service, and shipping procedures, these matters are often outside our control.  Accordingly, any customer perception of poor product quality or customer service, may negatively impact upon our name and reputation.

Our ability to promote our retailer links, or our products sold by our retail links is limited, which may negatively impact our ability to attract our visitors to linked merchants.
         In accordance with our agreement with Commission Junction and Link
Share, we consent to limitations on promotional or advertising content on our website, as specified by individual linked retailers on their information pages.
Our ability to develop advertising or promotional content will be limited by restrictions imposed by our linked retailers, which may negatively affect our ability to increase visitation to our website and our linked retailer sites.

                                       18

Our revenue is largely dependent upon the accounting functions of Commission
Junction and Link Share; if we fail to maintain a system of checks and balances regarding transactions with linked retailers, we may fail to detect errors in our compensation which may negatively impact upon our ability to generate revenues.
         Because our revenue is solely dependent upon the accounting functions of Commission Junction and Link Share, we have no direct control over the payment of commissions to us.  There may be errors in commission calculations or accounting errors by Commission Junction, Link Share, or other future affilaite marketing companies with which we may have agreements with. Accordingly, if we do not maintain a system of checks and balances to detect possible errors, our revenues may be negatively impacted.

Because we do not currently sell products that we purchase directly from manufacturers, we have no ability to mark-up products; accordingly, our ability to accumulate revenues is less than our competitors.
         Many of our competitors sell products that they purchase directly from manufacturers of  children's products.  These competitors have the ability to mark-up their products that result in greater profit margins than our commission structure provides to us. Accordingly, our current revenue structure limits our ability to become profitable.

We face significant competition, including competition from our links to marketers of children's products, which may negatively impact our revenues.
         We face competition from many fronts.  Because visitors to our website may never use our website after linking to a linked retailer, and instead in the future go directly to that retailer, we face competition from our linked retailers.  In addition, we face competition from other affiliate marketers of
Commission Junction and Link Share that are selling similar products to our website.  We face competition from Internet retailers with whom we do not have links, as well as brick and mortar retailers of infant and children's products.

If we are unable to obtain a trademark for personalizedkidsstuff.com, we may be unable to develop our brand name.
     We will attempt to obtain brand name recognition and protection for our website at personalizedkidsstuff.com.  The regulations regarding the protection of domain names as trademarks are evolving and unpredictable. We may be unable to prevent third parties from acquiring domain names similar to our domain names. If a third party was to infringe upon our domain names we may become involved in litigation that may be costly and time-consuming. In addition, any challenge to our domain name, may decrease the value of our trademark. If we fail to obtain a trademark for our business names or there is a decrease in the value of our domain name, our ability to develop our brand name recognition, will be negatively impacted.

                                       19

          MARKET RISKS AND OFFERING RISKS ASSOCIATED WITH AN INVESTMENT
                              IN OUR COMMON STOCK

Because our common stock is considered a penny stock, any investment in our common stock is considered to be a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.
         If our common stock becomes tradable in the secondary market, for which there are no assurances, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission which  require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks.
These disclosure requirements may cause a reduction in the trading activity of our common stock and as a result you may be subject to the risk of being unable to sell your shares.

        Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and
Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker dealer prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer makes a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's written agreement to the transaction.

        Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Because there is no public market for our common stock, you may be unable to sell your investment in our common stock.
          There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or, that if established, a market will be sustained. Therefore, if you purchase or have already purchased our common stock, you may be unable to sell it.  Accordingly, you should be able to bear the financial risk of losing your entire investment.

                                       20

If our common stock becomes tradable on the Over-the-Counter Bulletin Board, sales of our common stock by selling shareholders could reduce the price of our common stock and decrease the public interest in our common stock.
         By our filing of this registration statement, we are attempting to register 201,000 shares of our common stock held by the selling shareholders. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board,  our selling shareholders will be able to sell our common stock in the open market. If a substantial amount of the selling shareholders' shares of common stock are sold, there may be downward price pressures on our common stock price. This selling activity could:
        o   Cause the market price of our common stock to decrease in value;
        o   Decrease the level of public interest in our common stock;
        o   Inhibit buying activity that might otherwise help support the market price of our common stock; and
        o   Prevent possible upward price movements in our common stock.

Issuance of our preferred stock could depress the market value of your investment and have a potential anti-takeover effect.
         We have 100,000,000 authorized shares of preferred stock that may be issued by action of our Board of Directors.  Our Board of Directors may
designate voting control, liquidation, dividend and other preferred rights to preferred stock holders.  Our Board of Directors' authority to issue preferred stock without shareholder consent may have a depressive effect on the market value of our common stock.  The issuance of preferred stock, under various circumstances, could have the effect of delaying or preventing a change in our control or other take-over attempt and could adversely affect the rights of holders of our shares of common stock.

Because our principal stockholders retain control over a majority of the issued and outstanding shares, you will be limited in your ability to affect change in how we do business.
     Our principal stockholder, Patty Hackler, owns 9,000,000 shares of our common stock and the remaining stockholders own approximately 619,000 shares of our common stock. As a result, our principal stockholder has significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, our principal stockholder will be able to elect all of the members of our Board of Directors, which would allow our principal stockholder to significantly control our affairs and management.
They are also able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly held meeting of stockholders. Such control could adversely affect the market value of our common stock or delay or prevent a change in our control. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

                                       21

Because we have never paid dividends, you should exercise caution before making an investment in our common stock.
     As a new company, we have never paid dividends nor do we anticipate the declaration or payments of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our Board of Directors will determine future dividend policy at their sole discretion and future dividends will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future.
Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

ITEM 4. USE OF PROCEEDS

     Not Applicable.  We will not receive any proceeds from the sale of the securities by the selling security holders.

ITEM 5.  DETERMINATION OF OFFERING PRICE

     Not Applicable.  The selling shareholders will be able to determine the price at which they sell their securities.

ITEM 6.  DILUTION

     Not Applicable.  We are not offering any shares in this registration statement.  All shares are being registered on behalf of our selling shareholders.

ITEM 7.  SELLING SECURITY HOLDERS

     The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities  listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders.

                                       22

                                                    Amount      Amount to
                  Beneficially    Beneficially      to be       Percentage Owned
Name              Relationship    Owned Prior to    Offered     Before/After
                  With  Issuer    Offering                      Offering
Asare, Beadros        None          6000             6000        0.1%/ 0.0%
Bagelville            None          1000             1000        0.1%/ 0.0%
International Inc.
Bonnano, Karen        None           500              500        0.1%/ 0.0%
Bourgault, Cindy      None           500              500        0.1%/ 0.0%
Broderick, Carolyn    None          1000             1000        0.1%/ 0.0%
Cara Malinowski       None          9000             9000        0.1%/ 0.0%
Dargan, Howard        None        22,000             2000        0.1%/ 0.0%
Dargan, Robert S.     None          1000             1000        0.1%/ 0.0%
Dargan, Robert T.     None           500              500        0.1%/ 0.0%
El-Garbi, Hassan      None          1000             1000        0.1%/ 0.0%
Ferrara, Keith        None           500              500        0.1%/ 0.0%
Ferrara, Kenneth      None           500              500        0.1%/ 0.0%
Ferrara, Nancy        None          1000             1000        0.1%/ 0.0%
Gelormine, Michelle   None          2000             2000        0.1%/ 0.0%
Hagen, Catherine      None          1000             1000        0.1%/ 0.0%
Hamilton Brenda       Attorney   500,000           50,000        0.1%/ 0.0%
Hackler, Patty        Founder  9,000,000           90,000      93.93/83.50
Heard, Stephen        None          1000             1000        0.1%/ 0.0%
Kinney, Jean          None          1000             1000        0.1%/ 0.0%
Lawton, Barbara       Bookkeeping 10,000           10,000        0.1%/ 0.0%
Lawton, James         None          1000             1000        0.1%/ 0.0%
Madgar, Jamie         None          1000             1000        0.1%/ 0.0%
Malinowski, Cara      None          9000             9000        0.1%/ 0.0%
Martin, Helen         None           500              500        0.1%/ 0.0%
One Stop              None          1000             1000        0.1%/ 0.0%
Financial Group, Inc.
Polakovich, Anna      None          1000             1000        0.1%/ 0.0%
Stanley, Loretta      None           500              500        0.1%/ 0.0%
Stanley, Steven       None           500              500        0.1%/ 0.0%
Stanton, Virginia     None          1000             1000        0.1%/ 0.0%
Verrichio, Bernie     None          1000             1000        0.1%/ 0.0%
Williamson, Cathy     President   50,000             5000

                Totals         9,626,000          201,000

     We intend to seek qualification for sale of the securities in those states where the securities will be offered.  That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

     ITEM 8.  PLAN OF DISTRIBUTION

     Our selling shareholders are offering 201,000 of our common stock.

     The selling shareholders may sell their shares at any price.  We will not receive proceeds from the sale of shares by the selling shareholders.

     The securities offered  by this prospectus will be sold by the selling shareholders or by those to whom such shares are transferred. We will file a post effective amendment to this registration statement to identify transferees

                                       23

to whom the selling shareholders transfer their stock. We are not aware of any underwriting arrangements that have been entered into by the selling share holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of
1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters'
compensation.

     The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

     In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

     There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange

                                       24

Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities.
Pursuant to the various agreements we have with the selling security holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

     Should any substantial change occur regarding the status or other matters concerning the selling security holders, we will file a Rule 424(b) prospectus disclosing such matters.

ITEM 9.  LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors elects our executive officers annually.  A majority vote of the  directors who are in office is  required to fill  vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. There are no family relationships between any of the directors and executive officers.  Our directors and executive officers are as follows:

Name                       Age        Position                           Term
Cathy F. Williamson        30         President/ Secretary, Director     1 year
Patty Hackler              33         Director                           1 year

The directors named above will serve until the next annual meeting of our shareholders to be held six months of the close of our fiscal year or until a successor shall have been elected and accepted the position.  Directors are elected for one-year terms.

Cathy I. Williamson
         From March 1997 to present, Ms. Williamson has been employed as a Code
Compliance Officer with the City of Boca Raton, Florida. From February 1993 to
March 1997, Ms. Williamson was employed as a police department communications dispatcher by the City of Delray Beach, Florida.

                                       25

Patty Hackler
         Ms. Hackler has no prior employment experience.  Ms. Hackler has been a housewife and mother for the past twelve years.

SIGNIFICANT EMPLOYEES

         Other than the aforementioned, we have no other employees.

FAMILY RELATIONSHIPS

         There are no family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS.

     No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following  tables set forth the ownership,  as of the date of this registration statement, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group.
To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control of our company.

Security  Ownership  of  Beneficial Owners:

Title of Class       Name & Address            Amount        Nature      Percent

Common               Patty Hackler            9,000,000      Direct       93.73%
                     24 Locust Street
                     Quitman, Arkansas 72131

                                       26

Security Ownership of Management:

Title of Class       Name & Address           Amount         Nature      Percent

Common               Patty Hackler            9,000,000      Direct       93.73%
                     24 Locust Street
                     Quitman, Arkansas 72131

Common               Cathy F. Williamson         50,000      Direct        .005%
                     19489  Colorado Circle
                     Boca Raton, Florida

Common               Officers & Directors     9,050,000      Direct      93.735%
                     as a Group (2)

ITEM 12. DESCRIPTION OF SECURITIES

     The following  description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws, is qualified in its entirety.  The Articles of Incorporation and Bylaws  have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

GENERAL:

     We are authorized to issue 100,000,000 shares of common stock with a par value of $.0001 per share. As of the date of this registration statement, there were 9,626,000 common shares issued and outstanding held by 31 shareholders of record.  All shares of common stock outstanding are validly issued, fully paid and non-assessable.

         We are authorized to issue 100,000,000 shares of preferred stock with a par value of $.0001 per share.  As of the date of this registration statement, there were no preferred shares issued and outstanding.

VOTING RIGHTS:

     Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining

                                       27

minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

DIVIDEND POLICY:

     Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

MISCELLANEOUS RIGHTS AND PROVISIONS:

     Holders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of this offering will be fully paid and assessable.
There are not any provisions in our Articles of Incorporation or our by-laws that would prevent or delay change in our control.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

     Our Financial Statements for the period ending May 31, 2001 have been included in this prospectus in reliance upon Durland and Company, Certified
Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
LIABILITIES

     The By-laws of this corporation, subject to the provisions of Florida
Corporation Law, that contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                       28

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

     On March 9, 1999, we issued 9,000,000 shares of our common stock to our founder and director, Patty Hackler, for services rendered in our corporate formation.

         On May 21, 2001, we issued 50,000 shares of our common stock to our president, Cathy F. Williamson, for services rendered as our president.

     Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons.  Also, we have not had any transactions  with any promoter. We are not a subsidiary of any company.

ITEM 16. DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT.
     We were incorporated in Florida for the purpose of selling children's products on the Internet.  We have operated as a development stage company since our inception. We have devoted  all of our efforts to:
        o   Financial planning;
        o   Formulating our business plan;
        o   Raising capital;
        o   Establishing our website; and
        o   Applying for trademark of personalizedkidstuff.com name

     We have never been the subject of any bankruptcy or receivership action. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets outside the ordinary course of business.
We began implementing our business plan in March 2001 that consisted of the above activities. We began actively attempting to sell products through third party retailers of children's products in July of 2001.

PRINCIPAL PRODUCT & SERVICES
         We operate a website at www.personalizedkidsstuff.com. We now market solely through links that we have with Internet retailers a full range of children's products.  We now neither directly manufacturer, resell or sell children's products directly through our website; sales of merchandize are conducted solely through the links we have established with other Internet retailers of these products.

         Through our agreements with Commission Junction and Link Share we became one of thousands of these companies' "affiliate marketers"  and, in so doing, obtained a license to establish links with retail merchants that
Commission Junction and Link Share have established agreements with. Commission

                                       29

Junction and Link Share operate "Merchant Programs" on behalf of retail merchants.  As an affiliate marketer, we must apply for acceptance to a Merchant
Program to earn financial compensation referred to as "payouts" through sales, leads, or clicks made from an affiliate website.  If either Commission Junction or Link Share accepts our participation in a Merchant Program, we became an affiliate merchant in accordance with this agreement and the program payout specifications of each retail merchant. Accordingly, the amount of the payouts and the timing of the payouts pertaining to sales, links and clicks will differ from merchant to merchant according to the respective agreement that an individual merchant has with Commission Junction or Link Share.  These Internet retailers sell a variety of products and represent a number of wholesalers or retailers of the products that they sell. We have the following links with
Internet retailers through our agreement with Commission Junction:

Baby Universe.com
This Internet retailer offers a full range of infant care and baby products, including baby bedding, clothes, diapers, and strollers. This website retailer also offers some free items with purchases and baby contests.

Babies Online.com
This Internet retailer offers a full range of infant care and baby products, including strollers, bassinets, monitors, cribs, diapers, breast pumps, high chairs and car seats.
In addition, this website offers the opportunity for  parents to establish a web page in the name of their baby.

Mommyshop.com
This Internet retailer offers toys, video, baby carrier, bottles, bibs, car seat products and other baby care items.

Guiding Light Video.com
This Internet retailer offers the following products with a Christian based theme: software, games, videos with Bible stories, and sports stories

Compozapuzzle.com
This Internet retailer offers a variety of jigsaw puzzles in various shapes, form and difficulty level.

Funtapes.com
This Internet retailer offers cassette tapes that are recorded with a child's name throughout every song on the cassette tape.

                                       30

Pinitas.com
This Internet retailer offers pinata products for a children's party with among other themes, Raggedy Ann, trucks, farm animals, jungle animals and holidays.

Jordan Marie.com
This Internet retailer offers high quality baby clothes and Christening gowns and layettes and monogramming.

Webclothes.com
This retailer offers baby and children's clothes from infant to size 18.

Fundraising Zone.com
This Internet retailer acts as a fundraiser for any group that based their fundraising on sales of candy, candles and cookie dough.

Care Packages.com
This retailer offers their care packages for occasions such as birthdays, get well, and new baby.

MuseumTour.com
This retailer offers educational toys in among other forms, books and video, in the following categories: science, arts, music math, nature, and computers.

Smarttech Toys.com
This retailer offers toys for kids such as legos, robots and educational toys.

Rocking Toy.com
This Internet retailer offers hand-carved rocking chairs, rocking toys, wooden figurines, toys, and collectibles.

Toy Lodge.com
This Internet retailer offers infant and children's toys, such as musical toys,
Thomas the Tank Engine, tables, storage chests, dolls, dollhouses, Lincoln logs, science toys, puzzles, and games.

Sullivan Boutique.com
This Internet retailer offers videos, CD-Roms, DVDs and books with children's themes.

CatalogLink.com
This website serves as a link to find catalogues in the following categories:
toys, baby items, collectibles, and movies and clothes with children's themes.

                                       31

Babysheaven.com
This Internet retailer offers a full range of infant care and baby products, including: car seats, strollers, bassinets, carriers, changing tables, cribs, diapers, monitors, toddler beds, and walkers.  Baby's Heaven also offers coupons that provide discounts on certain products.  In addition, Baby's Heaven offers a free newsletter that contains parenting news, medical advice, and product recall information

Picture Trail.com
This Internet retailer offers the opportunity for customers to develop their own personalized web page photo albums.

We have the following links with Internet retailers through our agreement with
Link Share:

Iparty.com
This Internet retailer offers birthday party theme products, such as Pooh
Barbie, Thomas the Tank Engine, Elmo, Looney Tunes.

Personalize.com
This Internet retailer will personalize products such as photo frames, clothes and toys.

Sensational Beginnings.com
This Internet retailer offers toys and tools for children that emphasize childhood learning, such as Thomas the Tank Engine, Madeline, Looney Tunes,
Blues Clues, Star Wars, and
Stuart Little.

The Baby Outlet.com
This Internet retailer offers stroller, toy, diaper, car seat, playpen, and bedding products.  In addition, this retailer offers a baby registry.

COMPETITIVE BUSINESS CONDITIONS AND OUR PLACE IN THE MARKET:

     The children's products market is increasingly competitive with hundreds of competitors on the Internet alone. In addition, because barriers to market entry are relatively low and new competitors can establish new sites and a relatively low cost utilizing a variety of market available software, we expect competition to become increasingly intensified in the future. Therefore, competition is rapidly evolving and very competitive and there are no assurances that we can keep pace with the intense competition in this market. There are hundreds of websites that operate similar businesses to us.

         Some of our biggest competitors are Baby Universe, Baby Love and Baby's
R-Us. These companies have substantially longer operating histories, greater name recognition, larger customer bases, and greater financial and technical resources than us. Accordingly, these companies are able to conduct extensive

                                       32

marketing campaigns that we are financially unable to accomplish. In addition, these companies may create more attractive pricing to potential marketers of children's products. In addition, we do not have an established brand name or reputation while our competitors have significantly greater brand recognition, customer bases, operating histories and financial and other resources.

        There can be no assurance that we will be able to compete in the sale of our products and services, which could have a materially negative impact upon market awareness and acceptance of our products and services.

SOURCES AND AVAILABILITY OF RAW MATERIALS:

     We do not require raw materials in our business.

CUSTOMER DEPENDENCY:

     Our commission based revenues are now derived exclusively from our linked retailers. We now have no such customers. Although we do not plan on being dependent upon  just a few customers,  there are no assurances that we will not become so dependent.

INTELLECTUAL PROPERTY:

     On July 6, 2001, we applied for trademark protection for our website name
www.personalizedkidsstuff.com. with the United States Patent and Trademark
Office. We do not have any patents or royalty agreements.

GOVERNMENTAL APPROVAL REQUIREMENTS:

     We are not aware of the need for any government approval of our principal product or services.

EFFECT OF EXISTING GOVERNMENTAL REGULATIONS:

         We are not aware of any governmental regulations that will affect our business plan. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services.
Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

                                       33

     Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT:

     During the period from our inception to the date of this registration statement, we have not spent any funds on research.

COSTS ASSOCIATED WITH ENVIRONMENTAL COMPLIANCE:

     We currently have no costs associated with compliance with environmental regulations. We do not anticipate any costs associated with environmental compliance because we are not involved in manufacturing the products that will be sold by our third party retailers. Moreover, the delivery and distribution of products through the third party retailers should not involve substantial discharge of environmental pollutants. However, there can be no assurance that we will not incur such costs in the future.

EMPLOYEES:

          We currently have no full-time employees. Cathy I. Williamson, our president, and Patty Hackler, a director, are our only employees. From our inception to present, Ms. Hackler spent approximately 15 hours per week on her duties as the Director of Website Operations. Ms. Hackler plans to now spend approximately 20 hours per week to implement our plan of operation. Since being elected as our president on May 21, 2001, Ms. Williamson has spent approximately
10 hours per week. We have no collective bargaining agreements or employment agreements in existence. Ms. Williamson and Ms. Hackler participate in running our operations on a part-time basis, as needed, without cash compensation. Over the next twelve months, we do not plan to add any additional employees.

ITEM 17. PLAN OF OPERATIONS

     The discussion contained in this prospectus contains "forward-looking statements' that involve risk and uncertainties These statements may be identified by the use of terminology such as 'believes", "expects", "may",
"will", or " should", or " anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary

                                       34

statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.
Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

          We can continue to satisfy our current cash requirements for a period of 12 months through our existing capital and revenue from advertising sales. We anticipate total estimated capital expenditures of $10,000 over the next twelve months, as follows:
        o   $5,000 for advertising in infant and children's magazines;
        o   $350 for paying our server over the next twelve months; and
        o   $4,650 for working capital.

            We intend to satisfy these capital expenditures by obtaining loans from our officers, directors and shareholders or from selling equity in our company.

         If our revenues are insufficient to meet our needs, our president or director plans to loan us funds to conduct our operations; however, we have no agreement with our president to do so and our president is under no obligation to loan us funds. Accordingly, there are no assurances that we will receive loans from our president or director. As of May 31, 2001, we had only $3,779.00 of cash assets however, we will need approximately $10,000 to accomplish our operational goals. Accordingly, we will be unable to fund our expenses through our existing assets or cash. Although we plan to fund these expenses through non-interest bearing loans from our president or director, there are no assurances that our president will have sufficient funds to make these loans. In addition, there are no agreements or other arrangements that our president make these loans. We have no compensation agreements to our president in connection with any loans she may provide to us. If our president or director is unable or unwilling to make loans to us necessary to implement our plan of operations, we will need additional financing through traditional bank financing or a debt or equity offering; however, because we are a development stage company with no operating history and a poor financial condition, we may be unsuccessful in obtaining such financing or the amount of the financing may be minimal and therefore inadequate to implement our plan of operations. In addition, if we only have nominal funds by which to conduct our operations, we may have to curtail advertising or be unable to conduct any advertising, both of which will negatively impact development of our brand name and reputation.  We have no alternative plan of operations.  In the event that we do not receive financing or our financing is inadequate or if we do not adequately implement an alternative plan of operations that enables us to conduct operations without having received adequate financing, we may have to liquidate our business and undertake any or all of the following actions:
        o   Sell or dispose of our assets, if any;
        o   Pay our liabilities in order of priority, if we have available cash to pay such liabilities;

                                       35

        o   If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;
        o   File a Certificate of Dissolution with the State of Florida to dissolve our corporation and close our business;
        o   Make the appropriate filings with the Securities and Exchange
            Commission so that we will not longer be required to file periodic and other required reports with the Securities and Exchange
            Commission, if, in fact, we are a reporting company at that time;
            and
        o   Make the appropriate filings with the National Association of
            Security Dealers to affect a delisting of our common stock, if, in fact, our common stock is trading on the Over-the-Counter Bulletin
            Board at that time.

Based upon our current assets, however, we will not have the ability to distribute any cash to our shareholders.

         If we have any liabilities that we are unable to satisfy and we qualify for protection under the U.S. Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7.  Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us.  If our creditors or we file for Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under
Chapter 7 or Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any.

         We don't know and cannot determine which, if any, of these actions we will be forced to take.

         If any of these foregoing events occur, you could lose your entire investment in our shares.

OUR PLAN OF OPERATIONS TO DATE

We have accomplished the following in our plan of operations to date:

RAISED CAPITAL

     We have raised $7,500 for our operations through the sale of a private placement of our securities.

DEVELOPMENT OF A WEBSITE

     From approximately March 2001 to May 2001 our website became operational.

                                       36

REGISTERED TRADEMARK NAME

     On July 6, 2001, we applied for trademark protection of our name
personalizedkidsstuff.com  with the United States Patent and Trademark Office.

MAIN SERVER

         On April 2, 2001 we entered into a contract with our server, Eclipse
Hosting. We paid a fee of $119.40 for twelve months of service which began in
April of 2001.

ESTABLISH AGREEMENTS WITH COMMISSION JUNCTION, AND LINK SHARE

In April 2001, we established an agreement with Commission Junction and Link
Share.

Our plan of operations over the next twelve months will consist of the following:

-------------------------- -------------------------------- ------------------------------ ---------------------------
EVENT OR MILESTONE         TIME FRAME FOR                   METHOD OF ACHIEVEMENT          ESTIMATED
                           IMPLEMENTATION                                                  COST
-------------------------- -------------------------------- ------------------------------ ---------------------------
-------------------------- -------------------------------- ------------------------------ ---------------------------
Advertise in local         September 2001 to June 2002      Conduct online and other       We will seek advertising
publications  located in                                    research regarding             costs for advertising in
small communities across                                    advertising in small           these publications of
the United States                                           community publications.        between $25 and $500.  We
                                                            Selection criteria will        estimate total costs of
                                                            include cost, circulation      $____
                                                            and quality of publication.
-------------------------- -------------------------------- ------------------------------ ---------------------------
-------------------------- -------------------------------- ------------------------------ ---------------------------
Establish agreements       We plan to seek to establish     Conduct research on the        We do not expect any cost
with other Affiliate       agreements with affiliate        Internet to locate affiliate   associated with
Merchant Programs          merchant programs on an          merchant programs that offer   establishing agreements
                           ongoing basis.                   quality links to retailers     with Affiliate Retailers.
                                                            of children's products.
-------------------------- -------------------------------- ------------------------------ ---------------------------
-------------------------- -------------------------------- ------------------------------ ---------------------------
Establish agreements       We  plan to establish direct     We plan to conduct research    We do not expect any cost
with other Internet        links with Internet Retailers    on the Internet to locate      associated with
retailers of children's    of children's products before    Internet retailers of          establishing agreements
products                   December 10, 2001.               children's products.           with Internet retailers .

-------------------------- -------------------------------- ------------------------------ ---------------------------
-------------------------- -------------------------------- ------------------------------ ---------------------------

                                       37

Add additional content     On a continual basis.            We plan to research the        We do not expect to incur
to our website and                                          latest graphic styles though   cost in conducting
enhance our graphics                                        the Internet and update our    research. We expect costs
                                                            website through the use of     of improving and
                                                            third party consultants.       enhancing our website.
                                                                                           This cost will range from
                                                                                           $25 to $75 hourly for
                                                                                           consultants.
-------------------------- -------------------------------- ------------------------------ ---------------------------
-------------------------- -------------------------------- ------------------------------ ---------------------------
Write articles on          We plan to begin this phase of   Our management  will write     We do not expect to incur
various children's         our website by October 1, 2001.  articles though information    cost.
topics including.                                           obtained on the Internet. We
Including children's                                        will also publish articles
product recalls, and                                        free of charge written by
other topics of interest                                    third parties.
to children and parents.
-------------------------- -------------------------------- ------------------------------ ---------------------------
-------------------------- -------------------------------- ------------------------------ ---------------------------
Negotiate with retailers   We plan to negotiate with        Our management will research   We do not expect to incur
to provide coupons or      retailers to provide coupons     and contact third party        cost.
other incentives that      and other incentives on an       retailers though the use of
are individually offered   ongoing basis.                   the Internet.
at our site for purchase
of products from such
retailers
-------------------------- -------------------------------- ------------------------------ ---------------------------
-------------------------- -------------------------------- ------------------------------ ---------------------------
Establish purchase         We plan to offer our own         We plan to conduct research    We do not expect to incur
agreements with            products for purchase on our     on the Internet to determine   cost.
wholesalers of             website before December 1,       which products are the most
children's products        2002.                            feasible for our website, We
                                                            plan o look at product
                                                            demand, cost and feasibility
                                                            of shipping product through
                                                            mail.
-------------------------- -------------------------------- ------------------------------ ---------------------------
-------------------------- -------------------------------- ------------------------------ ---------------------------
Hire consultants in the    December 1, 2002                 We plan to locate Internet     $5,000
Internet and marketing                                      marketing consultants and
field to assist us in                                       launch a marketing campaign
our marketing plan                                          though research on the
                                                            internet and through online
                                                            employment services
-------------------------- -------------------------------- ------------------------------ ---------------------------
-------------------------- -------------------------------- ------------------------------ ---------------------------

                                       38

Advertise in National      December 1, 2002                 We plan to achieve by doing    The cost to advertise in
magazines.                                                  online and other research      national publications
                                                            regarding national             generally will range from
                                                            publications that attract      $5000 to $10,000 for a
                                                            parents and or children as     half page advertisement.
                                                            readers. We will look at
                                                            such criteria as cost,
                                                            circulation and quality of
                                                            publication
-------------------------- -------------------------------- ------------------------------ ---------------------------

ITEM 18.  DESCRIPTION OF PROPERTY

         We currently operate out of 100 square feet of space located at the residence of 19489 Colorado Circle, Boca Raton, Florida 33434, which is the personal residence of Ms. Williamson, our president.  Ms. Williamson does not charge us for use of this space. Our telephone number is (561) 470-9972. Our president conducts no other business from this office. Our offices are sufficient to conduct our operations and we have no future plans to operate from any other offices.

         We do not own any  property nor do we have any plans to own any property in the future. We do not intend to renovate, improve or develop properties.  We are not subject to competitive conditions for property and currently have to property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 10, 1999, we issued 9,000,000 shares of our Common stock to our director, Patty Hackler, for services rendered in connection with our corporate formation.

         On May 21, 2001, we issued 50,000 shares of our common stock to our president, Cathy Williamson for services rendered as our President.

                                       39

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is no established public trading market for our securities.
Management has not discussed market making with any market maker or broker dealer. No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do so when eligible for public resales.
Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

     We currently have no shares of preferred stock outstanding.

     There are 575,000 shares of our common stock held by non-affiliates and
9,050,000 shares of our common stock held by affiliates that Rule 144 of the
Securities Act of 1933 defines as restricted securities.

SHARES ELIGIBLE FOR FUTURE SALE.

     Once this registration statement is effective, the 201,000 shares being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our
"affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted

                                       40

securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities

Options.
            We have no shares of our common equity that are subject to outstanding options to purchase.

Penny Stock Considerations.
         Our Shares are "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 as equity securities with a price of less than
$5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

     Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:

        o   Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange
            Commission relating to the penny stock market, unless the
            broker-dealer or the transaction is otherwise exempt;
        o   Disclose commissions payable to the broker-dealer and it's registered representatives and current bid and offer quotations for the securities;
        o   Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks.
        o   Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

     Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling security holders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity

                                       41

in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with a corresponding decrease in the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders.
     As of the date of this registration statement we had 31 holders of record of our common stock. We have one class of common stock outstanding.

Dividends.
     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.
We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

ITEM 21. EXECUTIVE COMPENSATION

     Our current officers and directors work without cash compensation. We have entered into an employment agreement with our President for a stock bonus in the amount of 100,000 shares each year. The first 100,000 share stock bonus is to be paid to our president on  July 12, 2002.

The following Executive Compensation Chart highlights the terms of compensation for our Executives.

----------------------------- ------------------------------------------- --------------------------------------------------
         Summary              Annual Compensation                                  Long Term Compensation
Compensation Chart
----------------------------- ------------------------------------------- --------------------------------------------------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
Name & Position      Year     Salary          Bonus        Other          Restricted     Options       L/Tip      All
                              ($)             ($)          ($)            Stock Awards   ($)           ($)        Other
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
Cathy F. Williamson   2001    0               0             0             50,000         0             0          0
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
Cathy F. Williamson  2000     0               0            0              0              0             0          0
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
Cathy F. Williamson  1999     0               0            0              0              0             0          0

-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
Patty Hackler         2001    0               0            0              0              0             0          0

-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
Patty Hackler        2000     0               0            0              0              0             0          0

-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
Patty Hackler        1999     0               0            0                9,000,000    0             0          0
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------

                                       42

ITEM 22. FINANCIAL STATEMENTS

                                   F-1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Internet Recreation, Inc.
(A Development Stage Enterprise)
Boca Raton, Florida

We have audited the accompanying balance sheet of Internet Recreation,  Inc., a development stage enterprise, as of May 31, 2001, December 31, 2000 and 1999 and
the related statements of operations, changes in stockholders' equity and cash flows for the five months and two years then ended and the period from March 10,
1999 (Inception) through May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Recreation, Inc. as of
May 31, 2001, December 31, 2000 and 1999 and the results of its operations and its cash flows for the five months and two years then ended and the period from
March 10, 1999 (Inception) through May 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has experienced a loss since inception. The
Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   Durland & Company, CPAs, P.A.
Palm Beach, Florida
July 26, 2001

                                      F-2

                            Internet Recreation, Inc.
                        (A Development Stage Enterprise)
                                 Balance Sheets

                                                       May 31,      December 31,
                                                        2001            2000
                                                     ---------      ----------
                       ASSETS
                  CURRENT ASSETS
                       Cash                            $3,779            $0
                                                     ---------      ----------

                  Total current assets                  3,779             0
                                                     ---------      ----------

                  Total Assets                         $3,779            $0
                                                     =========      ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY

                  CURRENT LIABILITIES
                    Accrued expenses                       $0            $0
              Accrued expenses - related party              0             0
                                                     ---------      ----------

                  Total current liabilities                 0             0
                                                     ---------      ----------

                  Total Liabilities                         0             0
                                                     ---------      ----------

                STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, authorized
   100,000,000 shares:
      none issued                                           0             0
Common stock, $0.0001 par value, authorized
   100,000,000 shares:
      9,602,000 and 9,250,000  issued and outstanding     960           925
Additional paid-in capital                              5,498             0
Deficit accumulated during the development stage       (2,679)         (925)
                                                      ---------      ----------

     Total Stockholders' Equity                         3,779             0
                                                      ---------      ----------

Total Liabilities and Stockholders' Equity             $3,779            $0
                                                      =========      ==========

     The accompanying notes are an integral part of the financial statements

                                      F-3

                           Internet Recreation, Inc.
                        (A Development Stage Enterprise)
                            Statements of Operations

                                                                                       Period from
                                                                                      March 10, 1999
                                             Five Months Ended     Years Ended         (Inception)
                                                   May 31,         December 31,          through
                                            --------------------------------------------------------
                                             2001         2000       2000       1999    May 31, 2001
                                            ---------------------------------------------------------

                  Revenues                    $ 0          $ 0          $ 0         $ 0          $ 0
                                            ---------------------------------------------------------

                  Expenses

  General and administrative expenses       1,726            0           0          900        2,626
  Legal fees - related party                   27            0           0           25           52
  Professional fees                             1            0           0            0            1
                                            ---------------------------------------------------------

    Total expenses                          1,754            0           0          925        2,679
                                            ---------------------------------------------------------

Net loss                                 $(1,754)           $0          $0        $(925)     $(2,679)
                                            =========================================================

Basic net loss per weighted average share $(0.01)           $0          $0       $(0.01)
                                            =========================================================

Weighted average number of shares      9,648,106     9,250,000   9,250,000    9,250,000
                                            ========================================================

                                      F-4

     The accompanying notes are an integral part of the financial statements

                            Internet Recreation, Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity

                                                                                    Deficit
                                                                                  Accumulated
                                                                      Additional  During the    Total
                                        Number of  Preferred  Common    Paid-in   Development   Stockholders'
                                         Shares      Stock    Stock     Capital     Stage       Equity
                                        ---------- --------- --------- ---------- ------------- -------------

BEGINNING BALANCE, March 10, 1999            0         $0       $0        $0         $0            $0

3/10/99 - services                   9,250,000          0      925         0          0           925
Net loss - 1999                              0          0        0         0       (925)         (925)
                                        ---------- --------- --------- ---------- ------------- -------------

BALANCE, December 31, 1999           9,250,000          0      925         0       (925)            0

Net loss                                     0          0        0         0          0             0
                                        ---------- --------- --------- ---------- ------------- -------------

BALANCE, December 31, 2000           9,250,000          0      925         0       (925)            0

Services                               330,000          0       33         0          0            33
Cash                                    22,000          0        2     5,498          0         5,500
Net loss                                     0          0        0         0     (1,754)       (1,754)
                                       ---------- --------- --------- ---------- ------------- -------------

ENDING BALANCE, May 31, 2001         9,602,000         $0     $960    $5,498    $(2,679)       $3,779
                                       ========== ========= ========= ========== ============= =============

                                      F-5

    The accompanying notes are an integral part of the financial statements

                           Internet Recreation, Inc.
                        (A Development Stage Enterprise)
                            Statement of Cash Flows

                                                                                      Period from
                                                                                     March 10, 1999
                                               Five Months Ended      Years Ended      (Inception)
                                                    May 31,           December 31,      through
                                                 --------------------------------------------------
                                                 2001      2000     2000      1999    May 31, 2001
                                                 --------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
            Net loss                            $(1,754)    $0       $0      $(925)      $(2,679)
Adjustments to reconcile net loss to net cash
    used for operating activities:
   Stock issued for services                          8      0        0        900           908
Stock issued for services - related party            25      0        0         25            50
Changes in operating assets and liabilities:
   Increase (decrease) accrued expenses               0      0        0          0             0
                                                 --------------------------------------------------
   Net cash used by operating activities         (1,721)     0        0          0        (1,721)
                                                 --------------------------------------------------

   CASH FLOW FROM INVESTING ACTIVITIES:
                None                                  0      0        0          0             0
                                                 --------------------------------------------------
Net cash (used) provided by investing activities      0      0        0          0             0
                                                 --------------------------------------------------

    CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock          5,500      0        0          0          5,500
                                                 --------------------------------------------------
  Net cash provided by financing activities       5,500      0        0          0          5,500
                                                 --------------------------------------------------

      Net increase (decrease) in cash             3,779      0        0          0          3,779

          CASH, beginning of period                   0      0        0          0              0
                                                 --------------------------------------------------

             CASH, end of period                 $3,779     $0       $0         $0         $3,779
                                                 ==================================================

                                      F-6

     The accompanying notes are an integral part of the financial statements

                           Internet Recreation, Inc.
                        (A Development Stage Enterprise)
                         Notes to Financial Statements

(1) Summary of Significant Accounting Principles
         The Company Internet Recreation, Inc. is a Florida chartered development stage corporation which conducts business from its headquarters in Boca Raton, Florida. The Company was incorporated on
         March 10, 1999.

         The Company has not yet engaged in its expected operations.  The
         Company's future operations will be to sell personalized items to children via the Internet. Current activities include raising additional equity and negotiating with potential key personnel and facilities. There is no assurance that any benefit will result from such activities. The Company will not receive any operating revenues until the commencement of operations, but will nevertheless continue to incur expenses until then.

         The following summarize the more significant accounting and reporting policies and practices of the Company:

         a) Start-up costs Costs of start-up activities, including organization costs, are expensed as incurred, in accordance with Statement of
         Position (SOP) 98-5.

         b) Net loss per share Basic is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

         c) Use of estimates In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the period then ended.  Actual results may differ significantly from those estimates.

         d) Interim financial statements The financial statements for the five months ended May 31, 2000 include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature.

(2)  Stockholders' Equity The Company has authorized 100,000,000 shares of
         $0.0001 par value common stock and 100,000,000 shares of $0.0001 par value preferred stock. Rights and privileges of the preferred stock are to be determined by the Board of Directors prior to issuance. The
         Company had 9,602,000 shares of common stock and 0 shares of preferred stock issued and outstanding at May 31, 2001. The Company, on March 10,
         1999, issued 9,000,000 shares to its sole Officer and Director for the value of services rendered in connection with the organization of the
         Company. On the same date, the Company issued 250,000 shares for the value of legal services rendered in connection with the organization of the Company. In 2001, the Company issued 330,000 shares of common stock for professional services rendered, valued at par value. In May 2001, the Company issued 22,000 shares of common stock at $0.25 per share for
         $5,500 in cash.

(3) Income Taxes Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company has net operating loss carry-forwards for income tax purposes of approximately $2,680, of which $1,754, $0 and $925 expire at December 31, 2021, 2020 and 2019, respectively.

         The amount recorded as deferred tax assets as of May 31, 2001 is approximately $400, which represents the amount of tax benefit of the loss carryforward. The Company has established a 100% valuation allowance against this deferred tax asset, as the Company has no history of profitable operations.

                                      F-7

                            Internet Recreation, Inc.
                        (A Development Stage Enterprise)
                          Notes to Financial Statements

(4) Related parties Counsel to the Company directly owns 250,000 shares of the
         Company, and indirectly owns 250,000 shares in the Company as a partner of the law firm.

(5) Going Concern As shown in the accompanying financial statements, the Company incurred a net loss of $2,680 for the period from March 10, 1999
         (Inception) through May 31, 2001. The ability of the Company to continue as a going concern is dependent upon commencing operations and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is currently seeking financing to allow it to begin its planned operations.

(6)  Subsequent Events In July 2001, the Company entered into a one-year, automatically renewable employment agreement with its President.  This agreement calls for the Company to issue 100,000 shares of common stock at the end of each year of service.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
         FINANCIAL DISCLOSURE
None.

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Florida Law provides for indemnification of officers and directors as follows:

            A corporation may indemnify any person who may be a party to any third party (nonderivative) action if the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in certain capacities, and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.  With respect to any criminal action or proceeding, to be indemnified, the person has to have had no reasonable cause to believe the conduct was unlawful. F.S. 607.0850(1).

            A corporation may indemnify any person who may be a party to a derivative action if the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in certain capacities, and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.  However, no

                                       50

indemnification may be made for any claim, issue or matter for which the person was found to be liable unless a court determines that, despite adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity. F.S. 607.085092).

            Any indemnification made under these subsections, unless under a court determination, may be made only after a determination has met these standards of conduct.  This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders.  The board of directors also may designate a special committee of disinterested directors to make this determination. F.S. 607.0850(4).

         With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of
1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the
Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*)
represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

         ITEM                                 EXPENSE
         ----                                 -------
         SEC Registration Fee                 $12.13
         Legal Fees and Expenses                  $0
         Accounting Fees and Expenses          $3514
         Miscellaneous*                           $0
         =============================================
         Total*                                $3526

* Estimated Figure

                                       51

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On March 10, 1999, we issued 9,000,000 shares of our Common stock to our director, Patty Hackler, for services rendered in connection with our corporate formation.

         On March 10, 1999, we issued 250,000 shares of our common stock to
Brenda Hamilton Esq. in exchange for legal services she rendered to us.

         On January 12, 2001, we issued 250,000 shares of our common stock to
Brenda Hamilton, Esq. in exchange for legal services rendered to us.

         On May 31, 2001, we issued 20,000 shares of our common stock to Barbara
Lawton in return for bookkeeping services she rendered to us.

         On May 21, 2001, we issued 50,000 shares of our common stock to our president, Cathy Williamson for services rendered as our President.

         On August 10, 2001 we issued 7000 shares of our Common Stock to Equity
Technology Group, Inc.  a Florida corporation, for EDGAR services.

         Between April 26, 2001 and August 7, 2001, we sold 30,000 shares of our common stock to 24 investors at a price of $0.25 per share raising total proceeds of $7,500. None of these issuances involved underwriters, underwriting discounts or commissions. We placed restrictive legends on all certificates issued. We relied upon Sections 3(b) and Section 4(2) of the Securities Act of
1933, as amended in offering these shares. We believed these exemptions were available because:
        o   We are not a blank check company;
        o   Sales were not made by general solicitation or advertising; and
        o   Sales were made only to accredited investors or investors who represented that they were sophisticated enough to evaluate the risks of the investment;

ITEM 27. EXHIBITS
------ -----------------------------------------------------------------
3.1      Articles of Incorporation
------ -----------------------------------------------------------------
3.2      Amendment to Articles of Incorporation
------ -----------------------------------------------------------------
3.3      Bylaws
------ -----------------------------------------------------------------
4.       Specimen Stock Certificate
------ -----------------------------------------------------------------
5.       Opinion of Hamilton, Lehrer & Dargan, P.A.
------ -----------------------------------------------------------------
10.1.    Agreement with Cathy Williamson
------ -----------------------------------------------------------------
23.      Consent of Durland & Company, CPA
------ -----------------------------------------------------------------
24.      Consent of Hamilton, Lehrer & Dargan, P.A. included in Exhibit 5

                                       52

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.    To file, during any period in which it offers or sells securities, a post-
effective amendment to this registration statement to:
      a.  Include any prospectus required by Section 10(a)(3) of the Securities
          Act of 1933;
      b.  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
      c.  Include any additional or changed material information on the plan of distribution.
2.    That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.    To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

4.    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.    In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                       53

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boca
Raton Florida on August 21, 2001.

By  Cathy Williamson, President
    ----------------------------

     (Signatures and Title)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/  Cathy Williamson                   /s/ Patty Hackler
-----------------------------         ------------------------------
     (President)                            (Director)